Exhibit 99

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

                The undersigned certify, pursuant to 18 U.S.C. § 1350 as adopted by § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           the Quarterly Report on Form 10-Q of PracticeWorks, Inc. (the “Company”) for the quarterly period ended June 30, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial comdition and result of operations of the Company.

Dated:	August 14, 2002	/s/ James K. Price
James K. Price
Chief Executive Officer

Dated:	August 14, 2002	/s/ James A. Cochran
James A. Cochran
Chief Financial Officer